Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President, Communications

CNL Financial Group

407-650-1223

Corporate Capital Trust to hold earnings call
on april 6, 2017

(ORLANDO, Fla.) March 29, 2017 – Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, will hold an earnings call to discuss financial results for the year ended Dec. 31, 2016, on April 6, 2017, at 8:30 a.m. Eastern Time.

To listen to the earnings call, please dial 866-524-3160; a passcode is not required. A recording of the call will be available on Corporate Capital Trust’s website, CorporateCapitalTrust.com, approximately 48 hours after the call. The recording will be available for a period of 30 days following the call.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that offers individuals an opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $34 billion in assets. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR's investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at KKR.com and on Twitter @KKR_Co.

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A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. This press release is not an offer to sell and is not soliciting an offer to buy these securities. The offering of common stock of Corporate Capital Trust, Inc. is closed to all investors. Corporate Capital Trust’s common stock offered under the Company’s distribution reinvestment plan is done so under the registration statement as filed with the Securities and Exchange Commission, with reference to the current financial statements as filed on Forms 10-Q and 10-K, available at http://www.sec.gov. Prior to participating in the distribution reinvestment plan, investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR), affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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